Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal First Quarter 2026 Financial Results

Company to host fireside chat and investor meetings at the 28th Annual ICR Conference

Irvine, CA. January 7, 2026 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal first quarter ended November 30, 2025.

Fiscal First Quarter 2026 Highlights

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Total sales were $73.5 million, compared to $64.5 million in the first quarter of 2025;
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Comparable restaurant sales decreased 2.5% for the first quarter of 2026 as compared to the first quarter of 2025;
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Operating loss was $3.7 million, compared to an operating loss of $1.5 million in the first quarter of 2025;
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Net loss was $3.1 million, or $(0.25) per diluted share, compared to net loss of $1.0 million, or $(0.08) per diluted share, in the first quarter of 2025;
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Adjusted net loss* was $2.8 million, or $(0.23) per diluted share, compared to an adjusted net loss* of $1.0 million or $(0.08) per diluted share, in the first quarter of 2025;
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Restaurant-level operating profit* was $11.1 million, or 15.1% of sales;
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Adjusted EBITDA* was $2.4 million; and
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Four new restaurants opened during the fiscal first quarter of 2026.

*Adjusted net loss, Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “We’re making great progress towards the goals we laid out in our annual guidance. Regarding our goal of sixteen new restaurant openings, we have ten units under construction, on top of the four restaurants opened to date. Our commitment to aggressive cost management has leveraged G&A as a percentage of sales. We were also able to lever labor as a percentage of sales, renewing our confidence in our ability to improve labor costs in fiscal 2026. The first quarter has created a strong foundation for us to build on for the remainder of the fiscal year.”

Review of Fiscal First Quarter 2026 Financial Results

Total sales were $73.5 million compared to $64.5 million in the first quarter of 2025. Comparable restaurant sales decreased 2.5%, consisting of negative traffic of 2.5% and flat price/mix for the first quarter of 2026 as compared to the first quarter of 2025.

Food and beverage costs as a percentage of sales were 29.9% compared to 29.0% in the first quarter of 2025. The increase is primarily due to tariffs on imported ingredients, partially offset by increases in menu prices.

Labor and related costs as a percentage of sales were 32.5% compared to 32.9% in the first quarter of 2025. The decrease is primarily due to increases in menu prices and initiatives relating to operations, partially offset by sales deleverage and labor inflation.

Occupancy and related expenses were $5.8 million compared to $4.8 million in the first quarter of 2025. The increase is primarily due to thirteen new restaurants opening since the first quarter of 2025.

Other costs as a percentage of sales were 16.1% compared to 14.5% the first quarter of 2025. The increase is primarily driven by higher marketing expenses, sales deleverage and tariffs.

General and administrative expenses were $9.6 million compared to $8.7 million in the first quarter of 2025. This increase was primarily due to litigation expenses of $0.2 million, professional fees of $0.2 million, travel expenses of $0.1 million and $0.4 million of other net increases. As a percentage of sales, general and administrative expenses decreased to 13.0%, as compared to 13.5% in the first quarter of 2025, primarily due to sales leverage.

Operating loss was $3.7 million compared to an operating loss of $1.5 million in the first quarter of 2025.

Income tax expense was $36 thousand compared to income tax expense of $39 thousand in the first quarter of 2025.

Net loss was $3.1 million, or $(0.25) per diluted share, compared to net loss of $1.0 million, or $(0.08) per diluted share, in the first quarter of 2025.

Adjusted net loss* was $2.8 million, or $(0.23) per diluted share, compared to an adjusted net loss* of $1.0 million or $(0.08) per diluted share, in the first quarter of 2025.

Restaurant-level operating profit* was $11.1 million, or 15.1% of sales, compared to $11.7 million, or 18.2% of sales, in the first quarter of 2025.

Adjusted EBITDA* was $2.4 million compared to $3.6 million in the first quarter of 2025.

Restaurant Development

During the fiscal first quarter of 2026, the Company opened four new restaurants in Arcadia, California; Modesto, California; Freehold; New Jersey and Lawrenceville, New Jersey.

Fiscal Year 2026 Outlook

For the full fiscal year of 2026, the Company reiterates the following annual guidance:

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Total sales between $330 million and $334 million;
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16 new restaurants, maintaining an annual unit growth rate above 20%, with average net capital expenditures per unit of approximately $2.5 million;
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General and administrative expenses as a percentage of sales between 12.0% and 12.5%; and
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Restaurant-level operating profit margins of approximately 18%.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. EDT today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13757545. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

ICR Conference Participation

The Company will host a fireside chat at the 28th Annual ICR Conference on Tuesday, January 13, 2026 in Orlando, FL. Kura Sushi’s discussion will begin at 10:00 a.m. ET and will be webcast live on our corporate website at www.kurasushi.com under the investor relations section.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a leading technology-enabled Japanese restaurant concept with 83 locations across 22 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura

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Sushi, Inc., a Japan-based revolving sushi chain with more than 650 restaurants internationally and 45 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as litigation expenses, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as litigation expenses that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the percent change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 full calendar months by the end of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening. For restaurants that were temporarily closed the comparative period was also adjusted accordingly.

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled

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measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except for per share data; unaudited)

	Three Months Ended November 30,
	2025	2024
Sales	$73,455	$64,456
Restaurant operating costs:
Food and beverage costs	21,934	18,667
Labor and related costs	23,898	21,235
Occupancy and related expenses	5,838	4,754
Depreciation and amortization expenses	3,980	3,091
Other costs	11,805	9,341
Total restaurant operating costs	67,455	57,088
General and administrative expenses	9,551	8,733
Depreciation and amortization expenses	129	109
Total operating expenses	77,135	65,930
Operating loss	(3,680)	(1,474)
Other expense (income):
Interest expense	18	13
Interest income	(674)	(565)
Loss before income taxes	(3,024)	(922)
Income tax expense	36	39
Net loss	$(3,060)	$(961)
Net loss income per Class A and Class B shares
Basic	$(0.25)	$(0.08)
Diluted	$(0.25)	$(0.08)
Weighted average Class A and Class B shares outstanding
Basic	12,111	11,416
Diluted	12,111	11,416

Other comprehensive loss:
Unrealized gain on short-term investments	$40	—
Comprehensive loss	$(3,020)	$(961)

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	November 30, 2025	August 31, 2025
Selected Balance Sheet Data:
Cash and cash equivalents	$35,365	$47,498
Total assets	$443,511	$430,942
Total liabilities	$214,310	$199,872
Total stockholders’ equity	$229,201	$231,070

	Three Months Ended November 30,
	2025	2024
Selected Operating Data:
Restaurants at the end of period	83	70
Comparable restaurant sales performance	(2.5)%	1.8%
EBITDA	$429	$1,726
Adjusted EBITDA	$2,435	$3,572
Adjusted EBITDA margin	3.3%	5.5%
Operating loss	$(3,680)	$(1,474)
Operating loss margin	(5.0)%	(2.3)%
Restaurant-level operating profit	$11,088	$11,714
Restaurant-level operating profit margin	15.1%	18.2%

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Kura Sushi USA, Inc.

Reconciliation of Net Loss and Net Loss Per Diluted Share to
Adjusted Net Loss and Adjusted Net Loss Per Diluted Share
(in thousands, except for per share data; unaudited)

	Three Months Ended November 30,
	2025	2024
Net loss	$(3,060)	$(961)
Litigation(3)	243	—
Adjusted net loss	$(2,817)	$(961)

Net loss per Class A and Class B diluted shares	$(0.25)	$(0.08)
Litigation(3)	0.02	—
Adjusted net loss per Class A and Class B diluted shares	$(0.23)	$(0.08)
Weighted average Class A and Class B shares outstanding
Diluted shares	12,111	11,416
Adjusted diluted shares	12,111	11,416

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Kura Sushi USA, Inc.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended November 30,
	2025	2024
Net loss	$(3,060)	$(961)
Interest income, net	(656)	(552)
Income tax expense	36	39
Depreciation and amortization expenses	4,109	3,200
EBITDA	429	1,726
Stock-based compensation expense(1)	1,099	1,126
Non-cash lease expense(2)	664	720
Litigation(3)	243	—
Adjusted EBITDA	$2,435	$3,572
Adjusted EBITDA margin	3.3%	5.5%

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Kura Sushi USA, Inc.

Reconciliation of Operating Loss to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three Months Ended November 30,
	2025	2024
Operating loss	$(3,680)	$(1,474)
Depreciation and amortization expenses	4,109	3,200
Stock-based compensation expense(1)	1,099	1,126
Pre-opening costs(4)	263	356
Non-cash lease expense(2)	664	720
General and administrative expenses	9,551	8,733
Corporate-level stock-based compensation in general and administrative expenses	(918)	(947)
Restaurant-level operating profit	$11,088	$11,714
Operating loss margin	(5.0)%	(2.3)%
Restaurant-level operating profit margin	15.1%	18.2%

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in labor and related costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive loss.
(2)
Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.
(3)
Litigation includes expenses related to legal claims or settlements.
(4)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.

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